Exhibit 99

Taubman Centers, Inc. 200 East Long Lake Road Suite 300 Bloomfield Hills, Michigan 48304-2324	T 248.258.6800 www.taubman.com

CONTACT:

Barbara Baker
Taubman, Vice President, Investor Relations
248-258-7367
bbaker@taubman.com

FOR IMMEDIATE RELEASE

TAUBMAN CENTERS ANNOUNCES SECOND QUARTER RESULTS
•	Mall Tenant Sales Hits $600 Per Square Foot, Up 14% for Quarter
•	Average Rents Per Square Foot, Occupancy, NOI Up
•	Fair Oaks Financing Complete
•	Company Maintains Guidance

BLOOMFIELD HILLS, Mich., July 19, 2011 -- Taubman Centers, Inc. (NYSE:  TCO) today announced its financial results for the second quarter of 2011.

Net income allocable to common shareholders per diluted share (EPS) was $0.15 for the quarter ended June 30, 2011, up from $0.14 for the quarter ended June 30, 2010.  EPS for the six months ended June 30, 2011 was $0.34, up from $0.25 for the first six months of 2010.

For the quarter ended June 30, 2011, Funds from Operations (FFO) per diluted share was $0.61, equal to FFO per diluted share for the quarter ended June 30, 2010.  FFO for the second quarter of 2011 includes a non-cash negative ($0.06) per diluted share impact from the continued ownership of The Pier Shops at Caesars (Atlantic City, N.J.) and Regency Square (Richmond, Va.) versus a negative ($0.03) per diluted share impact during the second quarter of 2010.

For the six months ended June 30, 2011, FFO per diluted share was $1.24, up 2.5 percent from $1.21 per diluted share for the first six months of 2010.  FFO for the first six months of 2011 includes a non-cash negative ($0.11) per diluted share impact from the continued ownership of The Pier Shops at Caesars and Regency Square versus a negative ($0.07) per diluted share impact during the first six months of 2010.

“We’re delighted with our results for the quarter,” said Robert S. Taubman, chairman, president and chief executive officer of Taubman Centers. “The fundamentals of our business are extremely strong.”

Sales and Rents Strong; Occupancy Up

Mall tenant sales per square foot were up 14.1 percent in the quarter, bringing the year to date increase to 14.3 percent and the company’s 12-month trailing sales per square foot to $600, a milestone for Taubman and for the U.S. public regional mall portfolios. “We’ve now experienced an unprecedented six quarters of double digit sales increases,” said Mr. Taubman. “This is contributing to a robust leasing environment in our centers.”

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Ending occupancy was 88.2 percent on June 30, 2011, up 0.2 percent from 88.0 percent on June 30, 2010.  Average rent per square foot for the second quarter of 2011 was $45.36, up a healthy 3.9 percent from average rent per square foot of $43.64 in the second quarter of 2010.

Strong Balance Sheet

In June, Taubman Centers issued 2 million shares of common equity, including the exercise of the underwriter’s option.  The $112 million net proceeds were used to reduce outstanding borrowings under the company’s $615 million revolving credit facilities.  As a result, on June 30, 2011, the company’s ratio of debt to total market capitalization was 34.8 percent.  This is the first secondary common equity raise for the company since 1996 and the company’s second since its initial public offering in 1992.

In mid-July, the company completed a $275 million 7-year, non-recourse financing on its 50 percent owned Fair Oaks (Fairfax, Va.) mall.  The loan, which is interest only for three years, has been swapped to an all-in fixed rate of 4.27 percent.  The company received $11 million as its share of the excess proceeds, which it used to pay off its lines of credit.

“Our balance sheet is as strong as it has ever been,” said Lisa A. Payne, vice chairman and chief financial officer of Taubman Centers.  “Our solid performance during the recession demonstrates the importance of a conservative financing strategy.  Now, with prospects of external growth improving, we continue to believe this philosophy is prudent.”

2011 Guidance Maintained

The company is maintaining its guidance on 2011 FFO per diluted share notwithstanding the $0.02 dilution from the company’s equity offering.  Excluding The Pier Shops and Regency Square, the range is $2.88 to $2.98 per diluted share. The company is also maintaining its guidance on 2011 EPS, excluding The Pier Shops and Regency Square, of $1.11 to $1.23.

As of June 30, the loans on both The Pier Shops and Regency Square are in default.  The company is working with the respective special servicers to transfer title of both properties as soon as possible, however, the holding periods remain uncertain and could be extended periods. The non-cash impact of owning these centers (including anticipated default interest) is expected to result in an incremental FFO charge of approximately $(0.20) per diluted share for The Pier Shops and $(0.04) per diluted share for Regency Square for the full year 2011. Assuming holding periods through the end of 2011 for both properties, the company estimates 2011 FFO per diluted share to be in the range of $2.64 to $2.74.

The impact on EPS for full year 2011 for the two centers is expected to be a charge of $(0.34), including the impact of depreciation and amortization.  Assuming holding periods through the end of 2011 for both properties, EPS is expected to be in the range of $0.77 to $0.89 for 2011.

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Significant non-cash accounting gains will be recognized when the respective loan obligations are extinguished upon transfer of title to the properties.  These gains have been excluded from EPS and FFO per diluted share estimates.

Supplemental Investor Information Available

The company provides supplemental investor information along with its earnings announcements, available online at www.taubman.com under “Investor Relations.”  This includes the following:
•	Income Statement
•	Earnings Reconciliations
•	Changes in Funds from Operations and Earnings Per Share
•	Components of Other Income, Other Operating Expense and Nonoperating Income
•	Recoveries Ratio Analysis
•	Balance Sheets
•	Debt Summary
•	Other Debt, Equity and Certain Balance Sheet Information
•	Construction
•	Capital Spending
•	Operational Statistics
•	Owned Centers
•	Major Tenants in Owned Portfolio
•	Anchors in Owned Portfolio
•	Operating Statistics Glossary

Investor Conference Call

The company will host a conference call at 10:00 a.m. (EDT) on July 20 to discuss these results, business conditions, growth prospects and the company’s outlook for the remainder of 2011. The conference call will be simulcast at www.taubman.com under “Investor Relations” as well as www.earnings.com and www.streetevents.com.  An online replay will follow shortly after the call and continue for 90 days.

Taubman Centers is a real estate investment trust engaged in the development, leasing and management of regional and super regional shopping centers. Taubman's 26 U.S. owned, leased and/or managed properties, the most productive in the industry, serve major markets from coast to coast. Taubman Centers is headquartered in Bloomfield Hills, Michigan and its Taubman Asia subsidiary is headquartered in Hong Kong. Founded in 1950, Taubman celebrated its 60th anniversary in 2010.  For more information about Taubman, visit www.taubman.com.

References in this press release to “Taubman Centers,” “company” or “Taubman” mean Taubman Centers, Inc. and/or one or more of a number of separate, affiliated entities.  Business is actually conducted by an affiliated entity rather than Taubman Centers, Inc. itself.

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This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance. The forward-looking statements included in this release are made as of the date hereof. Except as required by law, we assume no obligation to update these forward-looking statements, even if new information becomes available in the future. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to the continuing impacts of the U.S. recession and global credit environment, other changes in general economic and real estate conditions, changes in the interest rate environment and the availability of financing, and adverse changes in the retail industry. Other risks and uncertainties are discussed in the company's filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K.

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TAUBMAN CENTERS, INC.
Table 1 - Summary of Results
For the Periods Ended June 30, 2011 and 2010
(in thousands of dollars, except as indicated)

	Three Months Ended		Six Months Ended
	2011	2010	2011	2010

Net income	20,290	18,484	44,734	35,297
Noncontrolling share of income of consolidated joint ventures	(2,785)	(1,968)	(6,170)	(3,981)
Noncontrolling share of income of TRG	(4,506)	(4,428)	(10,195)	(8,310)
TRG series F preferred distributions	(615)	(615)	(1,230)	(1,230)
Preferred stock dividends	(3,659)	(3,659)	(7,317)	(7,317)
Distributions to participating securities of TRG	(381)	(361)	(762)	(723)
Net income attributable to Taubman Centers, Inc. common shareowners	8,344	7,453	19,060	13,736
Net income per common share - basic	0.15	0.14	0.34	0.25
Net income per common share - diluted	0.15	0.14	0.34	0.25
Beneficial interest in EBITDA - Consolidated Businesses (1)	72,528	73,170	146,991	145,197
Beneficial interest in EBITDA - Unconsolidated Joint Ventures (1)	23,511	23,076	47,220	46,491
Funds from Operations (1)	51,226	50,143	103,955	99,874
Funds from Operations attributable to TCO (1)	35,383	33,816	71,563	67,303
Funds from Operations per common share - basic (1)	0.63	0.62	1.28	1.24
Funds from Operations per common share - diluted (1)	0.61	0.61	1.24	1.21
Weighted average number of common shares outstanding - basic	56,186,216	54,550,964	55,875,329	54,454,579
Weighted average number of common shares outstanding - diluted	57,769,465	55,611,887	57,376,876	55,490,935
Common shares outstanding at end of period	57,889,530	54,679,545
Weighted average units - Operating Partnership - basic	81,345,102	80,888,325	81,162,051	80,806,530
Weighted average units - Operating Partnership - diluted	83,799,613	82,820,510	83,534,859	82,714,146
Units outstanding at end of period - Operating Partnership	83,048,416	80,931,121
Ownership percentage of the Operating Partnership at end of period	69.7%	67.6%
Number of owned shopping centers at end of period	23	23	23	23

Operating Statistics (2):
Net Operating Income excluding lease cancellation income - growth %	4.8%		4.9%
Mall tenant sales (3)	1,182,236	1,052,274	2,297,187	2,047,067
Ending occupancy	88.2%	88.0%	88.2%	88.0%
Average occupancy	88.2%	88.2%	88.2%	88.3%
Leased space at end of period	90.9%	90.9%	90.9%	90.9%
Mall tenant occupancy costs as a percentage of tenant sales - Consolidated Businesses (3)	13.8%	15.0%	14.3%	15.4%
Mall tenant occupancy costs as a percentage of tenant sales - Unconsolidated Joint Ventures (3)	12.6%	14.1%	12.9%	14.3%
Mall tenant occupancy costs as a percentage of tenant sales - Combined (3)	13.4%	14.7%	13.8%	15.0%
Average rent per square foot - Consolidated Businesses	45.44	43.64	45.36	43.64
Average rent per square foot - Unconsolidated Joint Ventures	45.20	43.64	45.14	43.72
Average rent per square foot - Combined	45.36	43.64	45.30	43.66

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(1)
Beneficial Interest in EBITDA represents the Operating Partnership’s share of the earnings before interest, income taxes, and depreciation and amortization of its consolidated and unconsolidated businesses. The Company believes Beneficial Interest in EBITDA provides a useful indicator of operating performance, as it is customary in the real estate and shopping center business to evaluate the performance of properties on a basis unaffected by capital structure.

The Company uses Net Operating Income (NOI), as an alternative measure to evaluate the operating performance of centers, both on individual and stabilized portfolio bases. The Company defines NOI as property-level operating revenues (includes rental income excluding straightline adjustments of minimum rent) less maintenance, taxes, utilities, promotion, ground rent (including straightline adjustments), and other property operating expenses. Since NOI excludes general and administrative expenses, pre-development charges, interest income and expense, depreciation and amortization, impairment charges, restructuring charges, and gains from land and property dispositions, it provides a performance measure that, when compared period over period, reflects the revenues and expenses most directly associated with owning and operating rental properties, as well as the impact on their operations from trends in tenant sales, occupancy and rental rates, and operating costs. The Company also uses NOI excluding lease cancellation income as an alternative measure because this income may vary significantly from period to period, which can affect comparability and trend analysis. The Company generally provides separate projections for expected NOI growth and lease cancellation income.

The National Association of Real Estate Investment Trusts (NAREIT) defines Funds from Operations (FFO) as net income (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains  from extraordinary items and sales of properties, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is a useful supplemental measure of operating performance for REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, the Company and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs.

The Company primarily uses FFO in measuring performance and in formulating corporate goals and compensation. The Company may also present adjusted versions of NOI, Beneficial Interest in EBITDA, and FFO when used by management to evaluate operating performance when certain significant items have impacted results that affect comparability with prior or future periods due to the nature or amounts of these items. In Tables 4, 5, 7, and 9 of this Press Release, the Company has separately presented the impacts of The Pier Shops and Regency Square, as the timing of transfer of ownership of these centers is uncertain.

These non-GAAP measures as presented by the Company are not necessarily comparable to similarly titled measures used by other REITs due to the fact that not all REITs use common definitions. None of these non-GAAP measures should be considered alternatives to net income as an indicator of the Company's operating performance, and they do not represent cash flows from operating, investing, or financing activities as defined by GAAP.

(2)	Statistics exclude The Pier Shops and Regency Square.

(3)	Based on reports of sales furnished by mall tenants.

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TAUBMAN CENTERS, INC.
Table 2 - Income Statement
For the Three Months Ended June 30, 2011 and 2010
(in thousands of dollars)

	2011		2010
	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)

REVENUES:
Minimum rents	86,855	38,564	84,081	38,092
Percentage rents	1,560	936	1,061	477
Expense recoveries	57,032	21,966	56,334	23,477
Management, leasing, and development services	4,480		4,007
Other	5,435	1,452	8,599	1,676
Total revenues	155,362	62,918	154,082	63,722

EXPENSES (2):
Maintenance, taxes, utilities, and promotion	47,478	16,293	48,312	18,029
Other operating	17,042	3,632	14,765	3,950
Management, leasing, and development services	2,323		2,185
General and administrative	8,005		7,036
Interest expense	35,470	13,949	37,923	15,916
Depreciation and amortization	36,329	9,203	35,918	9,104
Total expenses	146,647	43,077	146,139	46,999

Nonoperating income	684	5	1,150	(11)
	9,399	19,846	9,093	16,712
Income tax (expense) benefit	5		(114)
Equity in income of Unconsolidated Joint Ventures	10,886		9,505

Net income	20,290		18,484
Net income attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(2,785)		(1,968)
TRG series F preferred distributions	(615)		(615)
Noncontrolling share of income of TRG	(4,506)		(4,428)
Distributions to participating securities of TRG	(381)		(361)
Preferred stock dividends	(3,659)		(3,659)
Net income attributable to Taubman Centers, Inc. common shareowners	8,344		7,453

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	81,198	42,998	82,934	41,732
EBITDA - outside partners' share	(8,670)	(19,487)	(9,764)	(18,656)
Beneficial interest in EBITDA	72,528	23,511	73,170	23,076
Beneficial interest expense	(32,727)	(7,247)	(32,630)	(8,248)
Beneficial income tax (expense) benefit	5		(114)
Non-real estate depreciation	(570)		(837)
Preferred dividends and distributions	(4,274)		(4,274)
Fund from Operations contribution	34,962	16,264	35,315	14,828

Net straightline adjustments to rental revenue, recoveries,
and ground rent expense at TRG %	39	28	58	21

(1)
With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest. In its consolidated financial statements, the Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method.

(2)
Promotion expenses, which were previously classified in "Other operating", are now included in "Maintenance, taxes, utilities and promotion" expense. Amounts for 2010 have been reclassified to conform to the 2011 classification.

  Taubman Centers/8

TAUBMAN CENTERS, INC.
Table 3 - Income Statement
For the Six Months Ended June 30, 2011 and 2010
(in thousands of dollars)

	2011		2010
	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)

REVENUES:
Minimum rents	172,840	77,355	167,435	76,036
Percentage rents	4,952	2,293	3,135	1,469
Expense recoveries	111,075	44,196	109,255	45,816
Management, leasing, and development services	10,340		7,063
Other	11,674	2,433	18,683	3,741
Total revenues	310,881	126,277	305,571	127,062

EXPENSES (2):
Maintenance, taxes, utilities, and promotion	91,415	32,473	93,237	34,752
Other operating	35,876	7,396	30,721	7,682
Management, leasing, and development services	4,603		3,778
General and administrative	15,289		14,425
Interest expense	70,485	29,545	75,340	31,734
Depreciation and amortization	70,118	18,578	73,002	18,628
Total expenses	287,786	87,992	290,503	92,796

Nonoperating Income	812	10	1,299	1
	23,907	38,295	16,367	34,267
Income tax expense	(205)		(310)
Equity in income of Unconsolidated Joint Ventures	21,032		19,240

Net income	44,734		35,297
Net income attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(6,170)		(3,981)
TRG series F preferred distributions	(1,230)		(1,230)
Noncontrolling share of income of TRG	(10,195)		(8,310)
Distributions to participating securities of TRG	(762)		(723)
Preferred stock dividends	(7,317)		(7,317)
Net income attributable to Taubman Centers, Inc. common shareowners	19,060		13,736

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	164,510	86,418	164,709	84,629
EBITDA - outside partners' share	(17,519)	(39,198)	(19,512)	(38,138)
Beneficial interest in EBITDA	146,991	47,220	145,197	46,491
Beneficial interest expense	(64,843)	(15,324)	(64,827)	(16,450)
Beneficial income tax expense	(205)		(310)
Non-real estate depreciation	(1,337)		(1,680)
Preferred dividends and distributions	(8,547)		(8,547)
Fund from Operations contribution	72,059	31,896	69,833	30,041

Net straightline adjustments to rental revenue, recoveries,
and ground rent expense at TRG %	(156)	56	(178)	(120)

(1)
With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest. In its consolidated financial statements, the Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method.

(2)
Promotion expenses, which were previously classified in "Other operating", are now included in "Maintenance, taxes, utilities and promotion" expense. Amounts for 2010 have been reclassified to conform to the 2011 classification.

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TAUBMAN CENTERS, INC.
Table 4 - Reconciliation of Net Income Attributable to Taubman Centers, Inc. Common Shareowners to Funds from Operations
For the Three Months Ended June 30, 2011 and 2010
(in thousands of dollars except as noted; may not add or recalculate due to rounding)

		2011			2010
		Shares	Per Share		Shares	Per Share
	Dollars	/Units	/Unit	Dollars	/Units	/Unit

Net income attributable to TCO common shareowners - Basic	8,344	56,186,216	0.15	7,453	54,550,964	0.14

Add impact of share-based compensation	86	1,583,249		57	1,060,923

Net income attributable to TCO common shareowners - Diluted	8,430	57,769,465	0.15	7,510	55,611,887	0.14

Add depreciation of TCO's additional basis	1,720		0.03	1,719		0.03

Net income attributable to TCO common shareowners,
excluding step-up depreciation	10,150	57,769,465	0.18	9,229	55,611,887	0.17

Add:
Noncontrolling share of income of TRG	4,506	25,158,886		4,428	26,337,361
Distributions to participating securities	381	871,262		361	871,262

Net income attributable to partnership unitholders
and participating securities	15,037	83,799,613	0.18	14,018	82,820,510	0.17

Add (less) depreciation and amortization:
Consolidated businesses at 100%	36,329		0.43	35,918		0.43
Depreciation of TCO's additional basis	(1,720)		(0.02)	(1,719)		(0.02)
Noncontrolling partners in consolidated joint ventures	(3,142)		(0.04)	(2,503)		(0.03)
Share of Unconsolidated Joint Ventures	5,378		0.06	5,323		0.06
Non-real estate depreciation	(570)		(0.01)	(837)		(0.01)

Less impact of share-based compensation	(86)		(0.00)	(57)		(0.00)

Funds from Operations	51,226	83,799,613	0.61	50,143	82,820,510	0.61

TCO's average ownership percentage of TRG	69.1%			67.4%

Funds from Operations attributable to TCO	35,383		0.61	33,816		0.61

Funds from Operations	51,226	83,799,613	0.61	50,143	82,820,510	0.61

The Pier Shops' negative FFO	4,092		0.05	2,519		0.03
Regency Square's negative FFO	572		0.01	330		0.00

Funds from Operations,
excluding The Pier Shops and Regency Square	55,890	83,799,613	0.67	52,992	82,820,510	0.64

TCO's average ownership percentage of TRG	69.1%			67.4%

Funds from Operations attributable to TCO,
excluding The Pier Shops and Regency Square	38,604		0.67	35,717		0.64

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TAUBMAN CENTERS, INC.
Table 5 - Reconciliation of Net Income Attributable to Taubman Centers, Inc. Common Shareowners to Funds from Operations
For the Six Months Ended June 30, 2011 and 2010
(in thousands of dollars except as noted; may not add or recalculate due to rounding)

		2011			2010
		Shares	Per Share		Shares	Per Share
	Dollars	/Units	/Unit	Dollars	/Units (1)	/Unit

Net income attributable to TCO common shareowners - Basic	19,060	55,875,329	0.34	13,736	54,454,579	0.25

Add impact of share-based compensation	193	1,501,547		104	1,036,356

Net income attributable to TCO common shareowners - Diluted	19,253	57,376,876	0.34	13,840	55,490,935	0.25

Add depreciation of TCO's additional basis	3,440		0.06	3,439		0.06

Net income attributable to TCO common shareowners,
excluding step-up depreciation	22,693	57,376,876	0.40	17,279	55,490,935	0.31

Add:
Noncontrolling share of income (loss) of TRG	10,195	25,286,721		8,310	26,351,949
Distributions to participating securities	762	871,262		723	871,262

Net income attributable to partnership unit holders
and participating securities	33,650	83,534,859	0.40	26,312	82,714,146	0.32

Add (less) depreciation and amortization:
Consolidated businesses at 100%	70,118		0.84	73,002		0.88
Depreciation of TCO's additional basis	(3,440)		(0.04)	(3,439)		(0.04)
Noncontrolling partners in consolidated joint ventures	(5,707)		(0.07)	(5,018)		(0.06)
Share of Unconsolidated Joint Ventures	10,864		0.13	10,801		0.13
Non-real estate depreciation	(1,337)		(0.02)	(1,680)		(0.02)

Less impact of share-based compensation	(193)		(0.00)	(104)		(0.00)

Funds from Operations	103,955	83,534,859	1.24	99,874	82,714,146	1.21

TCO's average ownership percentage of TRG	68.8%			67.4%

Funds from Operations attributable to TCO	71,563		1.24	67,303		1.21

Funds from Operations	103,955	83,534,859	1.24	99,874	82,714,146	1.21

The Pier Shops FFO	8,093		0.10	4,897		0.06
Regency Square FFO	931		0.01	754		0.01

Funds from Operations,
excluding The Pier Shops and Regency Square	112,979	83,534,859	1.35	105,525	82,714,146	1.28

TCO's average ownership percentage of TRG	68.8%			67.4%

Funds from Operations attributable to TCO,
excluding The Pier Shops and Regency Square	77,779		1.35	71,112		1.28

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TAUBMAN CENTERS, INC.
Table 6 - Reconciliation of Net Income to Beneficial Interest in EBITDA
For the Periods Ended June 30, 2011 and 2010
(in thousands of dollars; amounts attributable to TCO may not recalculate due to rounding)

	Three Months Ended		Year to Date
	2011	2010	2011	2010

Net income	20,290	18,484	44,734	35,297

Add (less) depreciation and amortization:
Consolidated businesses at 100%	36,329	35,918	70,118	73,002
Noncontrolling partners in consolidated joint ventures	(3,142)	(2,503)	(5,707)	(5,018)
Share of Unconsolidated Joint Ventures	5,378	5,323	10,864	10,801

Add (less) interest expense and income tax expense (benefit):
Interest expense:
Consolidated businesses at 100%	35,470	37,923	70,485	75,340
Noncontrolling partners in consolidated joint ventures	(2,743)	(5,293)	(5,642)	(10,513)
Share of Unconsolidated Joint Ventures	7,247	8,248	15,324	16,450
Income tax expense (benefit)	(5)	114	205	310

Less noncontrolling share of income of consolidated joint ventures	(2,785)	(1,968)	(6,170)	(3,981)

Beneficial Interest in EBITDA	96,039	96,246	194,211	191,688

TCO's average ownership percentage of TRG	69.1%	67.4%	68.8%	67.4%

Beneficial Interest in EBITDA attributable to TCO	66,335	64,908	133,694	129,140

  Taubman Centers/12

TAUBMAN CENTERS, INC.
Table 7 - Reconciliation of Net Income to Net Operating Income (NOI)
For the Periods Ended June 30, 2011 and 2010
(in thousands of dollars)

	Three Months Ended		Year to Date
	2011	2010	2011	2010

Net income	20,290	18,484	44,734	35,297

Add (less) depreciation and amortization:
Consolidated businesses at 100%	36,329	35,918	70,118	73,002
Noncontrolling partners in consolidated joint ventures	(3,142)	(2,503)	(5,707)	(5,018)
Share of Unconsolidated Joint Ventures	5,378	5,323	10,864	10,801

Add (less) interest expense and income tax expense (benefit):
Interest expense:
Consolidated businesses at 100%	35,470	37,923	70,485	75,340
Noncontrolling partners in consolidated joint ventures	(2,743)	(5,293)	(5,642)	(10,513)
Share of Unconsolidated Joint Ventures	7,247	8,248	15,324	16,450
Income tax expense (benefit)	(5)	114	205	310

Less noncontrolling share of income of consolidated joint ventures	(2,785)	(1,968)	(6,170)	(3,981)

Add EBITDA attributable to outside partners:
EBITDA attributable to noncontrolling partners in consolidated joint ventures	8,670	9,764	17,519	19,512
EBITDA attributable to outside partners in Unconsolidated Joint Ventures	19,487	18,656	39,198	38,138

EBITDA at 100%	124,196	124,666	250,928	249,338

Add (less) items excluded from shopping center NOI:
General and administrative expenses	8,005	7,036	15,289	14,425
Management, leasing, and development services, net	(2,157)	(1,822)	(5,737)	(3,285)
Gain on sale of peripheral land	(519)	(1,040)	(519)	(1,040)
Interest income	(170)	(99)	(303)	(260)
Straight-line of rents	(334)	(552)	(543)	(524)
The Pier Shops' NOI	44	(1,121)	143	(2,274)
Regency Square's NOI	(1,101)	(972)	(2,019)	(1,863)
Non-center specific operating expenses and other	7,547	5,633	14,812	11,815

NOI at 100%	135,511	131,729	272,051	266,332

NOI - growth %	2.9%		2.1%

NOI at 100%	135,511	131,729	272,051	266,332

Lease cancellation income (1)	(816)	(3,235)	(2,199)	(9,182)

NOI at 100% excluding lease cancellation income	134,695	128,494	269,852	257,150

NOI excluding lease cancellation income - growth %	4.8%		4.9%

(1) Excludes The Pier Shops and Regency Square.

  Taubman Centers/13

TAUBMAN CENTERS, INC.
Table 8 - Balance Sheets
As of June 30, 2011 and December 31, 2010
(in thousands of dollars)
	As of
	June 30, 2011	December 31, 2010
Consolidated Balance Sheet of Taubman Centers, Inc. :

Assets:
Properties	3,536,103	3,528,297
Accumulated depreciation and amortization	(1,240,028)	(1,199,247)
	2,296,075	2,329,050
Investment in Unconsolidated Joint Ventures	73,920	77,122
Cash and cash equivalents	16,763	19,291
Accounts and notes receivable, net	41,313	49,906
Accounts receivable from related parties	1,311	1,414
Deferred charges and other assets	65,998	70,090
	2,495,380	2,546,873

Liabilities:
Notes payable	2,504,342	2,656,560
Accounts payable and accrued liabilities	244,777	247,895
Distributions in excess of investments in and net income of Unconsolidated Joint Ventures	173,093	170,329
	2,922,212	3,074,784

Equity:
Taubman Centers, Inc. Shareowners' Equity:
Series B Non-Participating Convertible Preferred Stock	25	26
Series G Cumulative Redeemable Preferred Stock
Series H Cumulative Redeemable Preferred Stock
Common Stock	579	547
Additional paid-in capital	664,398	589,881
Accumulated other comprehensive income (loss)	(14,223)	(14,925)
Dividends in excess of net income	(969,217)	(939,290)
	(318,438)	(363,761)
Noncontrolling interests:
Noncontrolling interests in consolidated joint ventures	(73,174)	(100,355)
Noncontrolling interests in partnership equity of TRG	(64,437)	(93,012)
Preferred Equity of TRG	29,217	29,217
	(108,394)	(164,150)
	(426,832)	(527,911)
	2,495,380	2,546,873

Combined Balance Sheet of Unconsolidated Joint Ventures :

Assets:
Properties	1,097,724	1,092,916
Accumulated depreciation and amortization	(432,423)	(417,712)
	665,301	675,204
Cash and cash equivalents	20,408	21,339
Accounts and notes receivable	18,813	26,288
Deferred charges and other assets	17,965	18,891
	722,487	741,722

Liabilities:
Notes payable	1,119,746	1,125,618
Accounts payable and other liabilities, net	33,641	37,292
	1,153,387	1,162,910

Accumulated Deficiency in Assets:
Accumulated deficiency in assets - TRG	(227,665)	(222,109)
Accumulated deficiency in assets - Joint Venture Partners	(200,919)	(194,438)
Accumulated other comprehensive income (loss) - TRG	(1,296)	(2,527)
Accumulated other comprehensive income (loss) - Joint Venture Partners	(1,020)	(2,114)
	(430,900)	(421,188)
	722,487	741,722

  Taubman Centers/14

TAUBMAN CENTERS, INC.
Table 9 - Annual Guidance
(all dollar amounts per common share on a diluted basis; amounts may not add due to rounding)

	Guidance for 2011

	(Excluding The Pier Shops & Regency Square)		(Including The Pier Shops & Regency Square)

Funds from Operations per common share (1)	2.88	2.98	2.64	2.74

Real estate depreciation - TRG	(1.63)	(1.62)	(1.73)	(1.72)

Distributions on participating securities of TRG	(0.02)	(0.02)	(0.02)	(0.02)

Depreciation of TCO's additional basis in TRG	(0.12)	(0.12)	(0.12)	(0.12)

Net income attributable to common shareowners, per common share (EPS) (1)	1.11	1.23	0.77	0.89

(1)
The noncash impact of owning The Pier Shops and Regency Square (including anticipated default interest) is expected to result in an incremental FFO charge of approximately $(0.20) per diluted share for The Pier Shops and $(0.04) per diluted share for Regency Square in 2011. Including the impact of depreciation and amortization, the impact on EPS for the two centers is expected to be a charge of $(0.34) in 2011.

Significant noncash accounting gains will be recognized when the respective loan obligations are extinguished upon transfer of title to the properties.  These gains have been excluded from EPS and FFO per diluted share estimates.